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                                                                     Exhibit 3.2

                        PENNSYLVANIA DEPARTMENT OF STATE
                               CORPORATION BUREAU

                              Articles of Amendment

         In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1.       The name of the corporation is: Healthaxis Inc.

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

              (a)  Number and Street                 City              State            Zip         County
                     2500 Dekalb Pike                Norristown        PA               19404     Montgomery

         (b)  Name of Commercial Registered Office Provider               County

                   c/o
                      ----------------------------------------------------------

3.       The statute by or under which it was incorporated:  PA Business Corp.
         Law

4.       The date of its incorporation:  June 4, 1982

5.       Check, and if appropriate complete, one of the following:

         [x] The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

         [ ]      The amendment shall be effective on:              at        .
                                                       -----------       ------
                                                               Date        Hour

6.       Check one of the following:

         [x] The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. Section 1914(a) and (b) or Section 5914(a).

         [ ] The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. Section 1914(c) or Section 5914(b).

7.       Check, and if appropriate, complete one of the following:

         [ ] The amendment adopted by the corporation, set forth in full, is as follows:

                  --------------------------------------------------------------
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                  --------------------------------------------------------------

         [x] The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.       Check if the amendment restates the Articles:

         [ ] The restated Articles of Incorporation supersede the original articles and all amendments thereto.

                                     IN TESTIMONY WHEREOF, the undersigned
                                     corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 30th day of September, 2003.

                                          Healthaxis Inc.
                                     -------------------------------------------
                                          Name of Corporation

                                     /s/  James W. McLane
                                     -------------------------------------------
                                          Signature

                                          Chairman and Chief Executive Officer
                                     -------------------------------------------
                                          Title
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                                    Exhibit A

                    Amendments to Certificate of Designation of Series A Convertible Preferred Stock of Healthaxis Inc.

Section 5(a) of the Company's Certificate of Designation of Series A Convertible Preferred Stock, par value $1.00 per share (the "Certificate") is amended, so that such section reads in its entirety as set forth below:

         a. Optional Conversion. Each share of Series A Preferred Stock shall be convertible, at the option of the Holder thereof, at any time after the Original Issue Date, into that number of fully paid and non-assessable shares of Common Stock as is determined by the quotient of (i) the Stated Value divided by (ii) the per share Conversion Price in effect at the time of conversion, determined as hereinafter provided. The per share Conversion Price shall be $15.50, subject to adjustment from time to time as provided herein (the "CONVERSION PRICE").

The definition of "DEBT" in Section 12 of the Certificate is amended by adding a new paragraph (e) at the end of such definition as set forth below, which will exclude from the definition of Debt:

         (e) that certain promissory note issued to UICI, in connection with the repurchase by the Company from UICI of its shares of Common Stock and Series A Preferred Stock and the termination of certain warrants issued to UICI.

The following sentence is added to the end of Section 3(a) of the Certificate:

         The foregoing Liquidation Value shall not be considered for purposes of determining compliance with Section 1551 of the Pennsylvania Business Corporation Law, to the extent applicable, with respect to the distribution associated with the Company's repurchase of certain Company securities from UICI on or about September 30, 2003.